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                                                                  EXHIBIT 5.1


                          [KING & SPALDING LETTERHEAD]


                                   May 7, 2001


PracticeWorks, Inc.
1765 The Exchange
Suite 200
Atlanta, Georgia 30339

     Re: PracticeWorks, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for PracticeWorks, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 500,000 shares of common stock (the "Shares") issuable by the Company pursuant to the Company's 401(k) Profit-Sharing Plan (the "Plan") and plan interests to be issued in connection with the Plan (the "Interests").

         As such counsel, we have reviewed the Plan. We have also examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that: (i) the Shares are duly authorized; and (ii) upon the issuance of the Shares, in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                           Very truly yours,

                                                           King & Spalding


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